EXHIBIT 99(a)
















                    FINANCIAL STATEMENTS AND SCHEDULES


                      CHEMICAL FINANCIAL CORPORATION
                           401 (K) SAVINGS PLAN



                     YEARS ENDED DECEMBER 31, 1995 AND
                          DECEMBER 31, 1994 WITH
                      REPORT OF INDEPENDENT AUDITORS
























                      REPORT OF INDEPENDENT AUDITORS


Administrative Committee of the
Chemical Financial Corporation 401 (k) Savings Plan


          We have audited the accompanying statements of assets, liabilities and participants' equity of the Chemical Financial Corporation 401 (k) Savings Plan as of December 31, 1995 and 1994 and the related statements of changes in participants' equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and participants' equity of the Plan at December 31, 1995 and 1994, and the changes in such participants' equity for the years then ended in conformity with generally accepted accounting principles.

          Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investments and reportable transactions as of and for the year ended December 31, 1995 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1995 financial statements taken as a whole.

S/ ERNST & YOUNG LLP

February 16, 1996






                       NOTES TO FINANCIAL STATEMENTS

            CHEMICAL FINANCIAL CORPORATION 401 (K) SAVINGS PLAN

                             DECEMBER 31, 1995


NOTE A - - SIGNIFICANT ACCOUNTING POLICIES

          The financial statements have been prepared under the accrual basis of accounting in accordance with generally accepted accounting principles. As a result, the financial statements include accrual amounts for investment income and contributions which are not reported on the Annual Return/Report of Employee Benefit Plan (Form 5500) filed with the Department of Labor.

          Investments are stated at aggregate fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last reported bid price.

          Unrealized appreciation (depreciation) in the aggregate fair value of investments represents the change in the difference between aggregate fair value and the cost of investments. The realized gain or loss on sale of investments is the difference between the proceeds received and the cost of the specific investments sold. Realized gains and losses are different than the related amounts reported on Form 5500 which are computed as the difference between the proceeds received and the fair value at the beginning of the year as prescribed by the Department of Labor regulations.

          Expenses incurred in connection with the operation of the Plan are borne by Chemical Financial Corporation.

NOTE B - - DESCRIPTION OF THE PLAN

          The Plan is a voluntary, defined-contribution plan covering all eligible employees of the Corporation and subsidiaries.

          The Plan provides for the deferral of salaries, wages and bonuses in accordance with Section 401 (k) of the Internal Revenue Code. Employees of the Corporation or any of its subsidiaries are eligible for participation upon attaining age 21 and completing one year of service. At December 31, 1995 there were 400 participants in the Plan. Participants may be eligible to contribute up to 10% of their annual compensation, up to a maximum of $9,240 in both 1995 and 1994. The employer made no contributions to the Plan during 1995 or 1994. Participants may direct their contributions into an intermediate bond, an index fund, a stock and bond fund, a money market or Chemical Financial Corporation common stock

                       -2-
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

fund or a combination of these funds, and may elect to change the percentage directed to each fund quarterly. All participant contributions are fully vested. Participant loans are permitted under the Plan. These loans are subject to a strict set of rules established by laws and regulations. As of December 31, 1995 the Plan had four participant loans outstanding at interest rates ranging from 9.50%-11.75%.

          Information about the plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description contained in the Chemical Financial Corporation Employee Handbook and is available along with information regarding investment alternatives from the Plan
Administrator and Personnel Departments.

          The Corporation, acting through its Board of Directors, has the right to amend or terminate the Plan at any time.


































                       -3-
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE C - - INVESTMENTS

          During the years ended December 31, 1995 and December 31, 1994 the Plan's net appreciation (depreciation) in the fair value of investments (including investments bought, sold, as well as held during the year) is summarized as follows:

                                                           1995            1994
Chemical Financial Corporation Common Stock Fund      $   291,513      $  (13,297)


Intermediate Bond Fund                                      3,364          (4,690)
Index Fund                                                 42,819          (4,887)
Stock and Bond Fund                                        21,488          (2,827)
                                                      $   359,184      $  (25,701)

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                               DECEMBER 31
                                                           1995            1994
Chemical Financial Corporation Common Stock           $ 1,081,080      $  569,480

Federated Investors Mutual Funds:
      Federated Short-Intermediate Government Trust       127,111         106,631
      Max-Cap Fund                                        460,200         283,040
      Stock and Bond Fund, Inc.                                            56,354
      Treasury Obligations Fund                           159,338         187,867
Fidelity Investments-Puritan Fund                         219,730













                       -4-

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE D -- TRANSACTIONS WITH PARTIES-IN-INTEREST

THE FOLLOWING IS A SUMMARY OF TRANSACTIONS (AT COST) WITH PARTIES-IN-INTEREST:

                                  CHEMICAL             FEDERATED MUTUAL FUNDS                           FIDELITY
                                  FINANCIAL                                  STOCK         MONEY       INVESTMENTS-
                                CORP. COMMON   INTERMEDIATE      INDEX      AND BOND       MARKET       STOCK AND
                                 STOCK FUND     BOND FUND        FUND         FUND          FUND        BOND FUND

Balance at December 31, 1993     $  338,932    $  146,423    $  182,967    $   23,000    $  112,369    $

Purchased in 1994                   212,698         9,704       103,800        35,916       631,670

Sales in 1994                        (6,425)      (45,408)                                 (556,172)

Distributions in 1994               (11,817)

Balance at December 31, 1994        533,388       110,719       286,767        58,916       187,867


Purchases in 1995                   268,711        28,707       143,302                     656,802    $  203,072

Sales in 1995                       (25,115)      (11,910)       (7,601)      (58,916)     (685,331)       (2,368)

Distributions in 1995               (18,845)

Balance at December 31, 1995     $  758,139    $  127,516    $  422,468    $        0    $  159,338    $  200,704


















                       -5-
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE E - - INCOME TAX STATUS

          The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and therefore, is not subject to tax under present tax laws. Once qualified, the Plan is required to operate in conformity with the IRC in order to maintain its qualification. The Plan Sponsor is not aware of any course of action or series of events that would adversely affect the Plan's qualified status.








































                       -6-

                               SCHEDULE OF ASSETS HELD FOR INVESTMENT

                         CHEMICAL FINANCIAL CORPORATION 401(K) SAVINGS PLAN

                           DECEMBER 31, 1995 AND FOR THE YEAR THEN ENDED

                                   DESCRIPTION OF INVESTMENT INCLUDING
IDENTITY OF ISSUE, BORROWER,         MATURITY DATE, RATE OF INTEREST,
  LESSOR OR SIMILAR PARTY           COLLATERAL, PAR OR MATURITY VALUE             COST          CURRENT
Chemical Financial Corporation          Common Stock - 28,080 shares
 Common Stock                             at $38.50/share current value          $   758,139    $ 1,081,080

Federated Investors Mutual Funds:
 Federated Short-Intermediate
   Government Trust                     Intermediate Bond Fund - 12,187 units        127,516        127,111
 Max-Cap Fund                           Index Fund - 34,139 units                    422,468        460,200
 Treasury Obligations Fund              Money Market Fund - 159,338 units,
                                          $1,00/unit current value                   159,338        159,338
Fidelity Investments-Puritan Fund       Stock and Bond Fund - 12,918 units           200,704        219,730
                  Total Mutual Funds                                                 910,026        966,379

                                        Four loans at interest rates ranging
                                        from 9.50% - 11.75% and maturing
Participant Loans                       3/13/97 - 2/29/2000                           13,135         13,135
              TOTAL INVESTMENTS                                                  $ 1,681,300    $ 2,060,594

There were no investment assets reportable as acquired and disposed of during the year.



















                       -7-
                     STATEMENT OF ASSETS, LIABILITIES AND PARTICIPANTS' EQUITY

                        CHEMICAL FINANCIAL CORPORATION 401 (K) SAVINGS PLAN

                                         DECEMBER 31, 1995

                                                                               CHEMICAL       CASH
                                                                    STOCK      FINANCIAL      AND
                                        INTERMEDIATE                 AND      CORPORATION     MONEY    PARTICIPANT
                                            BOND         INDEX      BOND         STOCK        MARKET      LOAN
                                            FUND         FUND       FUND         FUND         FUND        FUND           TOTAL

ASSETS:
   Investments at fair value:
     Chemical Financial Corporation
       Common Stock                                                           $ 1,081,080                           $ 1,081,080

   Federated Investors Mutual Funds:
     Federated Short-Intermediate
       Government Trust                   $ 127,111                                                                     127,111
     Max-Cap Fund                                     $ 460,200                                                         460,200
     Treasury Obligations Fund                1,302       5,043   $   3,018        10,145   $ 138,647   $   1,183       159,338
   Fidelity Investments-Puritan Fund                                219,730                                             219,730
   Participation loans                                                                                     13,135        13,135
                                            128,413     465,243     222,748     1,091,225     138,647      14,318     2,060,594

   Employee contributions receivable          1,262       3,671       3,053         8,298       1,504                    17,788
   Cash and accrued income                      593          48           9            69         656          59         1,434


   Total Assets (equal to participant's   $ 130,268   $ 468,962   $ 225,810   $ 1,099,592   $ 140,807   $  14,377   $ 2,079,816
     equity)

See accompanying notes.















                       -8-

                     STATEMENT OF ASSETS, LIABILITIES AND PARTICIPANTS' EQUITY

                        CHEMICAL FINANCIAL CORPORATION 401 (K) SAVINGS PLAN

                                         DECEMBER 31, 1994

                                                                                CHEMICAL         CASH
                                                                     STOCK      FINANCIAL        AND
                                        INTERMEDIATE                  AND      CORPORATION       MONEY     PARTICIPANT
                                            BOND         INDEX       BOND         STOCK          MARKET       LOAN
                                            FUND         FUND        FUND         FUND           FUND         FUND          TOTAL

ASSETS:
   Investments at fair value:
     Chemical Financial Corporation
       Common Stock                                                              $ 569,480                             $   569,480

   Federated Investors Mutual Funds:
     Federated Short-Intermediate
       Government Trust                   $ 106,631                                                                        106,631
     Max-Cap Fund                                      $ 283,040                                                           283,040
     Stock and Bond Fund, Inc.                         $  56,354                                                            56,354
     Treasury Obligations Fund                7,890       38,529       20,432       12,161    $ 107,290    $  1,565        187,867
                                            114,521      321,569       76,786      581,641      107,290       1,565      1,203,372

   Participation loan                                                                                         1,714          1,714
   Cash and accrued income                    1,873        4,312        1,456        7,353        1,843           8         16,845


   Total Assets (equal to participant's   $ 116,394    $ 325,881    $  78,242    $ 588,994    $ 109,133    $  3,287    $ 1,221,931
     equity)

See accompanying notes.















                       -9-
                           STATEMENT OF CHANGES IN PARTICIPANTS' EQUITY

                        CHEMICAL FINANCIAL CORPORATION 401(K) SAVINGS PLAN

                                   YEAR ENDED DECEMBER 31, 1995

                                                                             CHEMICAL         CASH
                                                                STOCK        FINANCIAL        AND
                                    INTERMEDIATE                 AND        CORPORATION       MONEY    PARTICIPANT
                                        BOND        INDEX       BOND           STOCK          MARKET      LOAN
                                        FUND        FUND        FUND           FUND           FUND        FUND         TOTAL
Additions:
   Interest and dividend income     $   6,902    $  70,850    $  11,177    $    18,443    $    7,253   $  1,223     $   115,848
   Employee contributions              30,587       88,305       68,760        211,717        38,340                    437,709
                                       37,489      159,155       79,937        230,160        45,593      1,223         553,557
Deductions:
   Participants' accounts
     distributed upon withdrawal       (3,783)     (13,846)      (6,437)       (23,290)      (7,500)                    (54,856)
   Net transfers between funds        (23,196)     (45,047)      52,580         12,215       (6,419)      9,867             - -
   Net realized and unrealized
     appreciation (depreciation)
     in fair value of investments:
     Realized                            (319)       1,360         (100)         4,664                                    5,605
     Unrealized                         3,683       41,459       21,588        286,849                                  353,579
           Net increase                13,874      143,081      147,568        510,598       31,674      11,090         857,885

       Participants' equity at
          beginning of year           116,394      325,881       78,242        588,994      109,133       3,287       1,221,931
       Participants' equity at
          end of year               $ 130,268    $ 468,962    $ 225,810    $ 1,099,592    $ 140,807    $ 14,377     $ 2,079,816

See accompanying notes.
















                      -10-
                   STATEMENT OF CHANGES IN PARTICIPANTS' EQUITY

    CHEMICAL FINANCIAL CORPORATION 401(K) SAVINGS PLAN NET INCREASE (DECREASE)

                           YEAR ENDED DECEMBER 31, 1994

                                                                             CHEMICAL       CASH
                                                                   STOCK     FINANCIAL      AND
                                     INTERMEDIATE                   AND     CORPORATION     MONEY      PARTICIPANT
                                         BOND         INDEX        BOND        STOCK        MARKET        LOAN
                                         FUND         FUND         FUND        FUND         FUND          FUND          TOTAL
Additions:
   Interest and dividend income       $   5,548    $   8,092    $   2,096    $  10,879    $   3,717    $    386    $    30,718
   Employee contributions                33,118      105,407       42,956      172,588       29,910                    383,979
                                         38,666      113,499       45,052      183,467       33,627         386        414,697
Deductions:
   Participants' accounts
     distributed upon withdrawal        (24,689)      (2,498)         (22)     (14,625)        (515)                   (42,349)
   Net transfers between funds          (42,261)      26,249       11,508       28,892      (21,900)     (2,488)           - -
   Net realized and unrealized
     appreciation (depreciation)
     in fair value of investments:
     Realized                              (527)                                 1,884                                   1,357
     Unrealized                          (4,163)      (4,887)      (2,827)     (15,181)                                (27,058)
           Net increase (decrease)      (32,974)     132,363       53,711      184,437       11,212      (2,102)       346,647

       Participants' equity at
          beginning of year             149,368      193,518       24,531      404,557       97,921       5,389        875,284
       Participants' equity at
          end of year                 $ 116,394    $ 325,881    $  78,242    $ 588,994    $ 109,133    $  3,287    $ 1,221,931

See accompanying notes.















                      -11-
                                 SCHEDULE OF REPORTABLE TRANSACTIONS

                                   CHEMICAL FINANCIAL CORPORATION
                                         401(K) SAVINGS PLAN

                                    YEAR ENDED DECEMBER 31, 1995


                                                                                                                CURRENT
                              DESCRIPTION OF ASSET                                                              VALUE ON
                               INTEREST RATE AND                                        EXPENSE                  TRANS-
                                  MATURITY IN        PURCHASE     SELLING    LEASE   INCURRED WITH    COST       ACTION   NET GAIN
IDENTITY OF PARTY INVOLVED       CASE OF A LOAN        PRICE       PRICE     RENTAL   TRANSACTION   OF ASSET      DATE     (LOSS)

Category i) A transaction with
  respect to any asset
  involving an amount in
  excess of 5% of the current
  value of plan assets:

    Federal Investors           Index Fund:
                                  4,900 units          $ 13.36                                      $ 65,464    $ 65,464

                                Money Market Fund:
                                 63,590 units             1.00                                        63,590      63,590
                                 65,693 units                      $  1.00                            65,693      65,693    $   --

Fidelity Investments            Stock and Bond Fund:
                                  4,900 units            15.09                                        73,941      73,941
                                  3,865 units            15.14                                        58,516      58,516

















                      -12-

                                 SCHEDULE OF REPORTABLE TRANSACTIONS

                                   CHEMICAL FINANCIAL CORPORATION
                                         401(K) SAVINGS PLAN

                                    YEAR ENDED DECEMBER 31, 1995

                                                                                                                CURRENT
                              DESCRIPTION OF ASSET                                                              VALUE ON
                               INTEREST RATE AND                                        EXPENSE                  TRANS-
                                  MATURITY IN        PURCHASE     SELLING    LEASE   INCURRED WITH    COST       ACTION   NET GAIN
IDENTITY OF PARTY INVOLVED       CASE OF A LOAN        PRICE       PRICE     RENTAL   TRANSACTION   OF ASSET      DATE     (LOSS)

Category iii) A series of trans-
  actions involving securities
  of the same issue which,
  when aggregated, involve
  an amount in excess of 5%
  of the current value of
  plan assets:

    Chemical Financial
      Corporation                 Common Stock:
                                     47 purchases                                                    $268,711   $268,711
                                     32 sales                                                          25,115     29,779    $4,664

    Federated Investors           Index Fund:
                                     22 purchases                                                     143,302    143,302
                                      4 sales                                                           7,601      8,961     1,360

                                  Money Market Fund:
                                    217 purchases                                                     656,802    656,802
                                    144 sales                                                         685,331    685,331        --

  Fidelity Investments            Stock and Bond Fund:
                                     26 purchases                                                     203,072    203,072
                                      2 sales                                                           2,368      2,575       207

There were no category ii) or iv) reportable transactions.










                      -13-